Exhibit 99.1

Raptor Pharmaceutical Adds Three Biopharmaceutical Leaders to its Board of Directors

Experience in Product Development and Commercialization to Enhance Raptor’s
DR Cysteamine Program and Additional Growth Endeavors

Novato, California, April 13, 2011 – Raptor Pharmaceutical Corp. (“Raptor” or the “Company”) (NASDAQ: RPTP), announced today the appointments of Suzanne L. Bruhn, Ph.D., Vijay B. Samant and Timothy P. Walbert to the Company's board of directors.  The appointments expand Raptor’s Board to eight members.

Christopher M. Starr, Ph.D., CEO of Raptor stated, “We are very pleased to be welcoming Sue, Vijay and Tim to our Board.  In addition to their combined experience in building strong biotechnology companies, each will bring their unique expertise to the board in the important areas of global regulatory affairs, global commercial development, and product launch, and strategic alliances - all critical to our next phase of growth as we move forward to completing our DR Cysteamine Phase 3 clinical trial, and set plans in motion for the potential registration and commercial launch of DR Cysteamine for nephropathic cystinosis in 2012. Each of these individuals has expressed a strong desire to help build Raptor into a successful global commercial company and we look forward to benefiting from their expert guidance towards that goal.”

Dr. Bruhn currently serves as SVP, Strategic Planning and Program Management for Shire Human Genetic Therapies (HGT), (formerly Transkaryotic Therapies), a division of Shire (NASDAQ: SHPGY, LSE:SHP) specializing in developing and commercialization of protein therapeutics for the treatment of rare orphan genetic diseases.  In this role, Dr. Bruhn has been responsible for the global development and expansion of REPLAGAL®, for the treatment of Fabry Disease, a rare orphan genetic disease, into 45 countries worldwide including North and South America (ex-US), Europe, and Asia-Pacific. As program executive for REPLAGAL®, Dr. Bruhn provided integrated planning for all aspects of product development, including clinical, preclinical, regulatory, R&D, and manufacturing from initiation of pivotal studies through approval and launch.  Dr. Bruhn’s accomplishments as current Interim SVP, Global Regulatory Affairs and previously as VP, Global Regulatory Affairs include responsibility for leading negotiations with global regulatory agencies for clinical development programs leading to approval of VPRIV® for the treatment of Type 1 Gaucher Disease. VPRIV® is currently approved in 35 countries.   She also led efforts for the simultaneous US BLA and EU MAA submissions for ELAPRASE® for the treatment of Hunter Syndrome (MPS II) and was responsible for negotiations with regulatory agencies for the clinical development program leading to approval.  ELAPRASE® is currently approved in 45 countries.  Dr. Bruhn holds a Ph.D. in Chemistry from MIT and was a Postdoctoral Fellow in the Department of Human Genetics at Harvard Medical School for five years.

Vijay B. Samant, over the past 10 years as President and Chief Executive Officer of Vical Inc. (NASDAQ: VICL), has led his company’s emergence from a boutique cancer company to a major player in the development of DNA vaccines for infectious diseases and cancer therapeutics.  During his tenure at Vical, Mr. Samant established and maintained a partnering network with industry leading pharmaceutical companies, including Merck, Sanofi Aventis, Novartis, Merial, AnGes and others and raised nearly $200 million in new capital from key institutional shareholders. Mr. Samant has also established alliances with public funding agencies including obtaining nearly $50 million in NIH support for product development. Prior to joining Vical, Mr. Samant’s career includes over 20 years of national and international sales, marketing, operations, and business development experience with Merck, advancing from Executive Director level in Merck’s Manufacturing group through executive appointments in business development and operations to COO of Merck’s Vaccine division.  Mr. Samant has also been: a member of the Board of Trustees for the International Vaccine Institute (IVI, Seoul, Korea) since 2008; a member of the Board of Trustees for the National Foundation for Infectious Diseases (NFID, Bethesda, MD) since 2003; and a Director of the Aeras Global TB Vaccine Foundation from 2001 to 2010.

Timothy P. Walbert currently serves as Chairman, President and Chief Executive Officer of Horizon Pharma, Inc, a privately held biopharmaceutical company focused on developing and commercializing innovative medicines in arthritis, pain and inflammatory diseases.  Mr. Walbert successfully led the completion of Horizon Pharma’s Phase 3 clinical trials and NDA/MAA submission of its lead product, DUEXIS, finalized its acquisition of Nitec Pharma and has raised over $100 million dollars for the company.  Prior to Horizon Pharma, Mr. Walbert was President, Chief Executive Officer and Director of IDM Pharma, Inc., a publicly traded oncology-focused biotechnology company.  During his tenure, he drove the process of achieving European regulatory approval for MEPACT™, an ultra-orphan product for the treatment of osteosarcoma, and led the successful acquisition of IDM by Takeda in 2009.  A 20-year biopharmaceutical industry veteran, Mr. Walbert has also held executive positions in corporate strategy, sales, US and international marketing and commercial operations at NeoPharm, Abbott, G.D. Searle/Pharmacia, Merck and Wyeth.  His responsibilities included the strategic development of Abbott’s $500 million global cardiovascular franchise, and as Abbott’s Vice President and General Manager, Immunology, he created and had full P&L management of the global immunology franchise leading the global launch of HUMIRA®, the multi-indication biologic.  Mr. Walbert serves on the board of directors of XOMA Ltd., the Biotechnology Industry Organization (BIO), the Illinois Biotechnology Industry Organization (iBIO) and the Greater Chicago Arthritis Foundation.

About Raptor Pharmaceutical Corp.

Raptor Pharmaceutical Corp. (NASDAQ: RPTP) (“Raptor”) is dedicated to speeding the delivery of new treatment options to patients by working to improve existing therapeutics through the application of highly specialized drug targeting platforms and formulation expertise. Raptor focuses on underserved patient populations where it can have the greatest potential impact. Raptor currently has product candidates in clinical development designed to potentially treat nephropathic cystinosis, non-alcoholic steatohepatitis (“NASH”), Huntington’s Disease (“HD”),  aldehyde dehydrogenase (“ALDH2”) deficiency, and thrombotic disorder.

Raptor’s preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein (“RAP”) and related proteins that are designed to target cancer, neurodegenerative disorders and infectious diseases.

For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: that Raptor will move forward to completing its DR Cysteamine Phase 3 clinical trial and set plans in motion for the potential registration and commercial launch of DR Cysteamine for nephropathic cystinosis in 2012; that each new board member will be able to help build Raptor into a successful global commercial company; that Raptor will benefit from the new board members’ expert guidance towards that goal of global commercialization; and that Raptor will be able to successfully develop DR Cysteamine or any of its other product candidates. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent the Company's forward looking statements from fruition include: that Raptor may be unsuccessful in developing any products or acquiring products; that Raptor's technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; that Raptor is unable to retain or attract key employees whose knowledge is essential to the development of its products; that unforeseen scientific difficulties develop with the Company's process; that Raptor's patents are not sufficient to protect essential aspects of its technology; that competitors may invent better technology; that Raptor's products may not work as well as hoped or worse, that the Company's products may harm recipients; and that Raptor may not be able to raise sufficient funds for development or working capital. As well, Raptor's products may never develop into useful products and even if they do, they may not be approved for sale to the public. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's annual report on Form 10-K filed with the SEC on November 22, 2010; and Raptor's quarterly report on Form 10-Q filed with the SEC on January 14, 2011; all of which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

For more information, please contact:

Trout Group (investors)
Lauren Glaser
(646) 378-2972
lglaser@troutgroup.com

The Ruth Group (media)
Jason Rando
(646) 536-7025
jrando@theruthgroup.com